UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 1, 2006, Nestor awarded Benjamin Alexander, its Vice President, General Counsel and Secretary,  options to purchase 25,000 shares of its common stock at $2.16 per share. Additionally, Nestor awarded Nigel Hebborn, its Executive Vice President, Treasurer and CFO and Teodor Klowan, Jr., its Vice President, Corporate Controller and Chief Accounting Officer, options to purchase 10,000 shares each of its common stock at $ 2.16 per share. All the options vest in four equal tranches on each of the first four anniversaries of the grant date and expire on November 1, 2014. The option grants were made under the Company’s 2004 Stock Incentive Plan.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

On November 1, 2006, Dr. Albert H. Cox, Jr. resigned from the Board of Directors of Nestor, Inc.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Exhibit

10.1	Form of Incentive Stock Option Agreement dated November 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Nigel P. Hebborn
Nigel P. Hebborn
Executive Vice President, Treasurer and CFO

Date: November 3, 2006